                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             Biscayne Apparel, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                             BISCAYNE APPAREL, INC.

                    ----------------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON JUNE 4, 1997

                    ----------------------------------------

To the shareholders of
 Biscayne Apparel, Inc.

         NOTICE IS HEREBY GIVEN that the 1997 Annual Meeting of Shareholders of Biscayne Apparel, Inc., a Florida corporation (the "Company"), will be held at 9:00 a.m., local time, on Wednesday, June 4, 1997, at the Grand Bay Office Plaza, 2665 South Bayshore Drive, Suite 800, Miami, Florida, for the following purposes:

         (1) To elect eight members to the Company's Board of Directors to hold office until their terms shall expire or until their successors are duly elected and qualified;

         (2) To vote upon a proposal to approve the Company's 1997 Stock Option Plan; and

         (3) To transact such other business as may properly come before the meeting and any adjournments thereof.

         The Board of Directors has fixed the close of business on April 14, 1997 as the record date for determining those shareholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments thereof.

         Whether or not you expect to be present, please sign, date and return the enclosed proxy card in the enclosed pre-addressed envelope as promptly as possible. No postage is required if mailed in the United States.

                                        By Order of the Board of Directors,

                                        /s/ PETER W. KLEIN

                                        Peter W. Klein
                                        Secretary
Clifton, New Jersey
April 25, 1997

THIS IS AN IMPORTANT MEETING AND ALL SHAREHOLDERS ARE INVITED TO ATTEND THE MEETING IN PERSON. THOSE SHAREHOLDERS WHO ARE UNABLE TO ATTEND ARE RESPECTFULLY URGED TO EXECUTE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE. SHAREHOLDERS WHO EXECUTE A PROXY CARD MAY NEVERTHELESS ATTEND THE MEETING, REVOKE THEIR PROXY AND VOTE THEIR SHARES IN PERSON.

                       ANNUAL MEETING OF SHAREHOLDERS
                                     OF
                           BISCAYNE APPAREL, INC.

                               ---------------

                               PROXY STATEMENT

                               ---------------

                   DATE, TIME AND PLACE OF ANNUAL MEETING

         This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Biscayne Apparel, Inc., a Florida corporation (the "Company"), of proxies from the holders of the Company's Common Stock, par value $0.01 per share (the "Common Stock"), for use at the 1997 Annual Meeting of Shareholders of the Company, to be held on the 4th day of June, 1997, or any adjournment(s) thereof (the "Annual Meeting"), pursuant to the enclosed Notice of Annual Meeting at the time and place indicated therein. The approximate date this Proxy Statement and the enclosed form of proxy are first being sent to holders of Common Stock is April 25, 1997. The complete mailing address, including zip code, of the principal executive offices of the Company is 1373 Broad Street, Clifton, New Jersey 07013.


                        INFORMATION CONCERNING PROXY

         The enclosed proxy is solicited on behalf of the Board of Directors of the Company. The giving of a proxy does not preclude the right to vote in person should any shareholder giving the proxy so desire. Shareholders have an unconditional right to revoke their proxy at any time prior to the exercise thereof, either in person at the Annual Meeting or by filing with the Secretary of the Company at the Company's headquarters a written revocation or duly executed proxy bearing a later date; however, no such revocation will be effective until written notice of the revocation is received by the Company at or prior to the Annual Meeting.

         The cost of preparing, assembling and mailing this Proxy Statement, the Notice of Annual Meeting of Shareholders and the enclosed proxy is to be borne by the Company. In addition to the use of mail, employees of the Company may solicit proxies personally and by telephone and facsimile. They will receive no compensation therefor in addition to their regular salaries. Arrangements will be made with banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy material to their principals and to request authority for the execution of proxies. The Company will reimburse such persons for their expenses in so doing.

                           PURPOSES OF THE MEETING

         At the Annual Meeting, the Company's shareholders will consider and vote upon the following matters:

         1. The election of eight directors to serve until the next Annual Meeting of Shareholders or until their successors are duly elected and qualified;

         2.      A proposal to approve the Company's 1997 Stock Option Plan;
                 and

         3. Such other business as may properly come before the Annual Meeting, including any adjournments thereof.

         Unless contrary instructions are indicated on the enclosed proxy, all shares represented by valid proxies received pursuant to this solicitation (and which have not been revoked in accordance with the procedures set forth above) will be voted (i) FOR the election of the eight nominees for director named below, (ii) FOR approval of the Company's 1997 Stock Option Plan, and (iii) by the proxies in their discretion upon any other proposals as may properly come before the Annual Meeting. In the event a shareholder specifies a different choice by means of the enclosed proxy, his shares will be voted in accordance with the specification so made.

                      OUTSTANDING SHARES AND VOTING RIGHTS

         The Board of Directors has set the close of business on April 14, 1997 (the "Record Date"), as the record date for determining shareholders of the Company entitled to notice of and to vote at the Annual Meeting. As of the Record Date there were 10,741,819 shares of Common Stock issued and outstanding, all of which are entitled to be voted at the Annual Meeting. Holders of Common Stock are entitled to one vote per share on each matter that is submitted to shareholders for approval.

         The attendance, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum. If less than a majority of the outstanding shares of Common Stock are represented at the Annual Meeting, a majority of the shares so represented may adjourn the Annual Meeting from time to time without further notice. For purposes of electing directors at the Annual Meeting, the nominees receiving the greatest number of votes of Common Stock shall be elected as directors. The proposal to approve the Company's 1997 Stock Option Plan will be approved if a majority of the votes cast by shares of Common Stock on the matter are voted in favor of the proposal. Any other matter that may be submitted to a vote of the shareholders will be approved if the number of shares of Common Stock voted in favor of the matter exceeds the number of shares of Common Stock voted against the matter, unless the matter is one for which a greater vote is required by law or the Company's Articles of Incorporation or Bylaws.

         Abstentions are considered as shares present and entitled to vote for purposes of determining the presence of a quorum and will be counted as votes cast for purposes of determining the outcome of any matter submitted to the shareholders for a vote, but are not counted as votes "for" or "against" any matter. The inspectors of election will treat shares referred to as "broker or nominee non-votes" (shares held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote and the broker or nominee does not have discretionary voting power on a particular matter) as shares that are present and entitled to vote for purposes of determining the presence of a quorum. For purposes of determining the outcome of any matter as to which the proxies reflect broker or nominee non-votes, shares represented by such proxies will be treated as not present and not entitled to vote on that subject matter and therefore will not be considered by the inspectors of election when counting votes cast on the matter (even though those shares are considered entitled to vote for quorum purposes and may be entitled to vote on other matters.) Accordingly, broker or nominee non-votes will not have the same effect as a vote against the election of any director or against the proposal to approve the Company's 1997 Stock Option Plan. Abstentions will not have the same effect as a vote against the election of any director but will have the same effect as a vote against the proposal to approve the 1997 Stock Option Plan.

                               SECURITY OWNERSHIP

         The following table sets forth information with respect to the beneficial ownership of the Company's Common Stock as of March 31, 1997 by (a) each person known to the Company to own beneficially more than 5 percent of the Company's outstanding Common Stock, (b) each director (including nominees) who owns any such shares, (c) each Named Executive Officer who owns any such shares (see "Executive Compensation-Summary Compensation Table"), and (d) the directors and executive officers of the Company as a group:

                                                                                          COMMON STOCK
       NAME AND ADDRESS OF BENEFICIAL OWNER(1)                                        BENEFICIALLY OWNED(2)
       ---------------------------------------                                        ---------------------
                                                                                     SHARES           PERCENT
                                                                                     ------           -------
       Trivest Special Situations Fund 1985, L.P.(3) . . . . . . . . . . .        1,757,836           16.4%
       Earl W. Powell(4) . . . . . . . . . . . . . . . . . . . . . . . . .          723,308            6.7%
       Phillip T. George, M.D.(5)  . . . . . . . . . . . . . . . . . . . .          715,695            6.6%
       Odyssey Partners L.P(6).  . . . . . . . . . . . . . . . . . . . . .          566,776            5.3%
       Kurt C. Gutfreund(7)  . . . . . . . . . . . . . . . . . . . . . . .          415,541            3.9%
       Joseph B. Gildenhorn(8) . . . . . . . . . . . . . . . . . . . . . .          103,662            1.0%
       Peter Vandenberg, Jr.(9)  . . . . . . . . . . . . . . . . . . . . .           72,948            *
       James J. Pinto(10)  . . . . . . . . . . . . . . . . . . . . . . . .           45,535            *
       Harold E. Berritt(11) . . . . . . . . . . . . . . . . . . . . . . .           21,172            *
       Directors and executive officers as a group (8 persons)(12) . . . .        3,855,697           35.1%

-----------------------
 *       Less than 1%.

(1) Unless otherwise indicated, the address of each of the beneficial owners identified is 2665 South Bayshore Drive, Suite 800, Miami, Florida 33133.
(2) Unless otherwise indicated, each person or group has sole voting and investment power with respect to all such shares. For purposes of this table, a person is deemed to have "beneficial ownership" of any shares as of a given date which the person has the right to acquire within 60 days after such date. For purposes of computing the outstanding shares held by each person named above on a given date, any shares which such person has the right to acquire within 60 days after such date is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.
(3) Trivest Special Situations Fund 1985, L.P. ("TSSF") is a Delaware limited partnership of which Trivest Associates, L.P., a Delaware limited partnership ("Associates"), is general partner. The general partner of Associates is Trivest, Inc., a Delaware corporation ("Trivest"), whose shares are owned by Messrs. George and Powell.
         Blue Sky Partners, a Florida general partnership whose partners are Messrs. George and Powell; Messrs. Pinto and Powell and Dr. George and his spouse are limited partners of TSSF. In addition, Messrs. George, Pinto and Powell are limited partners of Associates.
(4) Includes (i) 648,338 shares of Common Stock directly owned; and (ii) 55,125 shares of Common Stock issuable upon exercise of presently exercisable options granted pursuant to the Company's 1987 Stock Option Plan; and (iii) 19,845 shares of Common Stock issuable upon exercise of presently exercisable options granted pursuant to the Company's Amended and Restated 1990 Stock Option Plan. Does not include shares indicated as owned of record by TSSF (see footnote 3 above), 49,611 shares of restricted stock owned beneficially and of record by Trivest, nor 200,000 shares issuable pursuant to a warrant held by Trivest.
(5) Includes (i) 622,644 shares of Common Stock directly owned; and (ii) 52,258 shares of Common Stock held of record by Dr. George as custodian for his minor children under the Florida Uniform Gift to Minors Act, as to which Dr. George disclaims beneficial ownership; and
         (iii) 25,908 shares of Common Stock issuable upon exercise of presently exercisable options granted pursuant to the Company's 1987 Stock Option Plan; and (iv) 14,885 shares of Common Stock issuable upon exercise of presently exercisable options granted pursuant to the Company's Amended and Restated 1990 Stock Option Plan. Does not include shares indicated as owned of record by TSSF (see footnote 3 above) or 49,611 shares of restricted stock owned beneficially and of record by Trivest, nor 200,000 shares issuable pursuant to a warrant held by Trivest.

(6) The beneficial owner's address is c/o Martin Byrnan, 31 West 52nd Street, New York, New York 10019
(7) Mr. Gutfreund's address is 1333 North Kingsbury Street, Chicago, Illinois 60622.
(8) Includes (i) 86,112 shares directly owned; (ii) 6,300 shares of Common Stock issuable upon exercise of presently exercisable options granted pursuant to the Company's Amended and Restated 1990 Stock Option Plan; and (iii) 11,250 shares of Common Stock issuable upon exercise of presently exercisable options granted pursuant to the Company's 1994 Stock Option Plan. Mr. Gildenhorn's address is 1250 Connecticut Avenue, NW, Washington, DC 20036.
(9) Includes (i) 17,523 shares of Common Stock directly owned; (ii) 23,888 shares of Common Stock issuable upon exercise of presently exercisable options granted pursuant to the Company's 1987 Stock Option Plan;
         (iii) 16,537 shares of Common Stock issuable upon exercise of presently exercisable options granted pursuant to the Company's Amended and Restated 1990 Stock Option Plan; and (iv) 15,000 shares issuable pursuant to a warrant. Mr. Vandenberg's address is 1373 Broad Street, Clifton, New Jersey 07013.
(10) Includes (i) 2,313 shares of Common Stock directly owned; (ii) 31,972 shares of Common Stock issuable upon exercise of presently exercisable options granted pursuant to the Company's Amended and Restated 1990 Stock Option Plan; and (iii) 11,250 shares of common stock issuable upon exercise of presently exercisable options granted pursuant to the Company's 1994 Stock Option Plan. Mr. Pinto's address is 235 Sunrise Highway, Suite 3224, Palm Beach, Florida 32480.
(11) The number of shares of Common Stock includes (i) 9,922 shares of Common Stock issuable upon exercise of presently exercisable options granted pursuant to the Company's Amended and Restated 1990 Stock Option Plan; and (ii) 11,250 shares of Common Stock issuable upon exercise of presently exercisable options granted pursuant to the Company's 1994 Stock Option Plan. Mr. Berritt's address is 1221 Brickell Avenue, Miami, Florida 33131.
(12) Includes shares owned of record by TSSF and shares beneficially owned by directors and executive officers, as described in the table and footnotes above.

                             ELECTION OF DIRECTORS

NOMINEES

         The Company's Amended and Restated Articles of Incorporation provide that the number of directors constituting the Company's Board of Directors shall consist of not less than three nor more than ten members, the exact number of directors to be determined from time to time by resolution adopted by the Board of Directors. The Company's Bylaws provide that the number of directors shall be fixed from time to time, within the limits specified by the Articles of Incorporation, by resolution of the Board of Directors. The Board of Directors has fixed at eight the number of directors that will constitute the Board for the ensuing year. Each director elected at the Annual Meeting will serve for a term expiring at the 1998 Annual Meeting of Shareholders, expected to be held in June 1998, or until his successor has been duly elected and qualified. Each of the incumbent directors has been nominated as a director to be elected at the Annual Meeting by the holders of Common Stock and proxies will be voted for such persons absent contrary instructions.

         The Board of Directors has no reason to believe that any nominee will refuse to act or be unable to accept election; however, in the event that a nominee for a directorship is unable to accept election or if any other unforeseen contingencies should arise, it is intended that proxies will be voted for the remaining nominees and for such other person as may be designated by the Board of Directors, unless it is directed by a proxy to do otherwise.

         Each of the nominees for election as a director of the Company is a current member of the Board of Directors. Messrs. Powell, Pinto and George have served as directors since 1985, Mr. Berritt has served as a director since January 1993, Mr. Gildenhorn and Mr. Vandenberg have served as directors since November 1994, Mr. Gutfreund has served as a director since December 1994 and Mr. Lefler since March 1997.

                                   MANAGEMENT


DIRECTORS AND EXECUTIVE OFFICERS

 NAME                                            AGE               POSITION(S) HELD WITH THE COMPANY
 ----                                            ---               ---------------------------------
 Earl W. Powell  . . . . . . . . . . . .         58         Chairman of the Board, President and Chief
                                                            Executive Officer
 Kurt C. Gutfreund . . . . . . . . . . .         59         Vice Chairman of the Board
 Peter Vandenberg, Jr. . . . . . . . . .         42         Executive Vice President, Treasurer, Chief
                                                            Financial Officer and Director
 Harold E. Berritt . . . . . . . . . . .         61         Director
 Phillip T. George, M.D. . . . . . . . .         57         Director
 Joseph B. Gildenhorn  . . . . . . . . .         67         Director
 R. Stephen Lefler . . . . . . . . . . .         47         Director
 James J. Pinto  . . . . . . . . . . . .         46         Director

         Mr. Powell has served as Chairman of the Board of the Company since October 1985 and is also presently serving as President and Chief Executive Officer. He has also previously served as President and Chief Executive Officer of the Company at various times since October 1985. Since May 1984, Mr. Powell has served as Chairman of Atlantis Plastics, Inc., an American Stock Exchange company whose subsidiaries are engaged in the plastics industry ("Atlantis"). Mr. Powell also serves as President and Chief Executive officer of Trivest, a private investment firm formed by Messrs. Powell and George in 1981 that specializes in management services and acquisitions, dispositions and leveraged buyouts ("Trivest"). Mr. Powell also serves as Chairman of the Board of Directors of WinsLoew Furniture, Inc., a Nasdaq National Market company engaged in the manufacture of contract seating and casual and ready-to-assemble furniture ("WinsLoew"). From 1971 until 1985, Mr. Powell was a partner with KPMG/Peat Marwick, Certified Public Accountants ("Peat Marwick"), where his positions included serving as managing partner of Peat Marwick's Miami office.

         Mr. Gutfreund, a director of the Company since December 1994, has served as the President and Chief Executive Officer of M&L International, Inc. ("M&L") and its predecessors since 1980, and has been associated with that company since 1960. M&L has been a subsidiary of the Company since it was acquired in November 1994.

         Mr. Vandenberg, a Certified Public Accountant, joined the Company in January 1987 and has served as Vice President (Executive Vice President since December 1996), Treasurer and Chief Financial Officer since such time (except for the period from April 1991 to September 1991, when he served as a Vice President of the Company and as an executive officer of Trivest). He was appointed a director of the Company in November 1994. Mr. Vandenberg served in various capacities with Peat Marwick from December 1977 until January 1987, and was a senior manager of that firm from July 1984 until joining the Company.

         Mr. Berritt was appointed a director of the Company in January 1993. Mr. Berritt has been a shareholder of the law firm of Greenberg, Traurig, Hoffman, Lipoff, Rosen & Quentel, P.A. since April 1, 1997, and was a partner with, and later counsel to, the law firm of Rubin Baum Levin Constant & Friedman from July 1995 to March 31, 1997. From 1969 until April 1995, Mr. Berritt was a partner with the law firm of Pryor, Cashman, Sherman & Flynn. He is a director of Claire's Stores, Inc., a fashion accessories retailer whose shares are listed on the New York Stock Exchange.

         Dr. George has served as a director of the Company since October 1985 and previously served as Vice Chairman of the Board. Dr. George also serves as Vice Chairman of Atlantis' Board of Directors, as a director of WinsLoew and as Chairman of the Board of Trivest. Dr. George's executive position with Trivest has been his principal occupation since retiring from the private practice of plastic and reconstructive surgery in February 1986.

         Ambassador Gildenhorn, a director of the Company since November 1994, is a founder and served as President of The JBG Companies, a diversified real estate development and management company from 1960 to 1989. He is a founding partner of Brown, Gildenhorn & Jacobs, a Washington, D.C. law firm, and served as United States Ambassador to Switzerland from August 1989 to March 1993. Mr. Gildenhorn is Chairman of the Board of Franklin National Bank and a director of Franklin Bancorporation, Washington, D.C. He also serves as a director of The Mills Corporation, a real estate investment trust, traded on the New York Stock Exchange.

         Mr. Lefler was appointed a director of the Company in March 1997. Since February 1997, Mr. Lefler has been President, Chief Executive Officer and a director of Hartwell Sports, Inc., a manufacturer of sportswear, which is an affiliate of Trivest. From 1982 through January 1997, he was employed by Williamson-Dickie Manufacturing Company in various positions, most recently as President and Chief Operating Officer.

         Mr. Pinto, a director of the Company since December 1985, has been the President of Private Finance Group Corp., an investment firm, since 1990. Mr. Pinto also serves as a director of Andersen Group, Inc., an electronics products company, and National Capital Management Corp., a specialty finance company. MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

         The Board of Directors held three meetings during 1996. Each director attended at least 75 percent of the aggregate of (i) the number of such meetings, and (ii) the number of meetings of committees of the Board of Directors held during 1996.

         The Board of Directors has established three standing committees: (1) the Executive Committee, (2) the Audit Committee, and (3) the Compensation Committee.

         Messrs. Powell and George are the members of the Executive Committee, which held no meetings during 1996. The Executive Committee has and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Company.

         Messrs. Gildenhorn (Chairman) and Pinto are the members of the Audit Committee, which held one meeting during 1996. The duties and responsibilities of the Audit Committee include (a) recommending to the full Board the appointment of the Company's auditors and any termination of engagement, (b) reviewing the plan and scope of audits, (c) reviewing the Company's significant accounting policies and internal controls, and (d) having general responsibility for all related auditing matters.

         Messrs. Berritt (Chairman), Gildenhorn and Pinto are the members of the Compensation Committee. The Compensation Committee is responsible for setting and administering policies that govern annual compensation of the Company's executive officers. The Compensation Committee has the exclusive power and authority to make compensation decisions affecting the Management Agreement between Trivest and the Company (see "Certain Relationships and Related Transactions - Amended and Restated Management Agreement"), and makes recommendations to the Board of Directors on compensation matters affecting the Company's executive officers. The Compensation Committee administers the Company's 1987 Stock Option Plan, Amended and Restated 1990 Stock Option Plan, 1994 Stock Option Plan and the 1997 Stock Option Plan. The Compensation Committee held one meeting during 1996.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY COMPENSATION TABLE

         The following table sets forth certain summary information concerning compensation paid or accrued by the Company and its subsidiaries to or on behalf of the Company's Chief Executive Officer and each of the most highly compensated executive officers of the Company whose total annual salary and bonus for 1996 exceeded $100,000 (the "Named Executive Officers"), for the fiscal years ended December 31, 1996, 1995 and 1994:



                                       ANNUAL COMPENSATION                         LONG TERM COMPENSATION
                           --------------------------------------------    ------------------------------------
                                                                            AWARDS     PAYOUTS
                                                                           -------     -------
                                                               OTHER                    LTIP         ALL OTHER
        NAME AND                                 BONUS        ANNUAL       OPTIONS     PAYOUTS     COMPENSATION
   PRINCIPAL POSITION      YEAR    SALARY ($)     ($)      COMPENSATION      (#)         ($)            ($)
-------------------------  ----    ----------    -----     ------------    -------     -------      -----------
Earl W. Powell             1996    ---             ---          ---            ---       ---             ---
 Chairman, President and   1995    ---             ---          ---            ---       ---             ---
 Chief Executive           1994    ---             ---          ---            ---       ---             ---
 Officer(1)

John E. Pollack            1996    300,000         ---          ---            ---       ---         262,500(3)
 President and             1995    360,672         ---          ---            ---       ---             ---
 Chief Executive           1994    346,801     189,350          ---            ---       ---           3,288(2)
 Officer(1)

Peter Vandenberg, Jr.      1996    170,000(4)   50,000          ---         15,000(4)    ---             ---
 Executive Vice President, 1995    177,580         ---          ---            ---       ---             ---
 Treasurer and Chief       1994    170,733      94,640          ---            ---       ---           3,288(2)
 Financial Officer

-----------
(1) Mr. Powell was appointed Chief Executive Officer in December, 1996 following Mr. Pollack's resignation.
(2) Includes contributions by the Company to the Andy Johns Fashions Profit Sharing Plan, a retirement plan that covers certain employees of the Company and its subsidiaries, of (a) $3,288 on behalf of Mr. Pollack for 1994 and (b) $3,288 on behalf of Mr. Vandenberg for 1994.
(3) Represents (a) $75,000 of deferred 1996 salary that was paid to Mr. Pollack following his resignation in December 1996, and (b) $187,500 in termination payments pursuant to the Company's 1993 employment agreement with Mr. Pollack, payable in installments over a six-month period.
(4) The subject compensation was pursuant to a Salary Deferral Agreement. See "Employment Contracts and Termination of Employment Arrangements" below.

STOCK OPTION GRANTS

         The following table sets forth information concerning the grant of stock options to the Named Executive Officers in 1996. The Company did not grant any stock appreciation rights in 1996.

                       OPTION GRANTS IN LAST FISCAL YEAR


                                            INDIVIDUAL GRANTS                    POTENTIAL REALIZABLE
                         ------------------------------------------------------    VALUE AT ASSUMED
                                           % OF TOTAL                            ANNUAL RATES OF STOCK
                                             OPTIONS  EXERCISE OR               PRICE APPRECIATION FOR
                                           GRANTED TO   BASE                        OPTION TERM(2)
                         OPTIONS GRANTED  EMPLOYEES IN  PRICE
NAME                          (#)(1)      FISCAL YEAR   ($/SH)  EXPIRATION DATE     5%($)   10%($)
------------------------ ---------------  ------------ -------  ---------------     -----   ------
Peter Vandenberg, Jr.         15,000          100%       .75      12/31/2001        2,455    6,669

----------------------
(1) Represents warrants granted pursuant to a Salary Deferral Agreement. See "Employment Contracts and Termination of Employment Arrangements" below.

(2) Based on assumed annual rates of stock price appreciation from the closing price of the Company's Common Stock on the date of grant. These amounts represent assumed rates of appreciation only. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent on the future performance of the Common Stock and overall stock market conditions.

STOCK OPTION EXERCISES AND FISCAL YEAR-END VALUE TABLE

     No Named Executive Officer exercised stock options during the year ended December 31, 1996. The following table sets forth information, with respect to the Named Executive Officers, concerning unexercised options held by them as of the end of such fiscal year:

                                                   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR,
                                                           AND FISCAL YEAR-END OPTION VALUE
                                  --------------------------------------------------------------------------------
                                           NUMBER OF UNEXERCISED                    VALUE OF UNEXERCISED
                                                OPTIONS AT                         IN-THE-MONEY OPTIONS AT
                                             DECEMBER 31, 1996                      DECEMBER 31, 1996 ($)
                                  --------------------------------------   ---------------------------------------
  NAME                                EXERCISABLE       UNEXERCISABLE        EXERCISABLE           UNEXERCISABLE
  ----                            -----------------   ------------------   -----------------    ------------------
 Earl W. Powell  . . . . . . . .     74,970               13,230               -0-(1)             -0-(1)
 John E. Pollack . . . . . . . .     73,042                  -0-            3,371                 -0-(1)
 Peter Vandenberg, Jr. . . . . .     40,425               11,026               -0-(1)             -0-(1)

-------------------
(1) The closing sale price for the Company's Common Stock as reported by the American Stock Exchange on December 27, 1996 was $.9375. As of such date, no such options were in-the-money since the exercise price of the options exceeded the fair market value of the underlying securities.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT ARRANGEMENTS

         Effective January 1, 1993, the Board of Directors approved an employment arrangement with Mr. Vandenberg, the Company's Vice President, Treasurer and Chief Financial Officer. Pursuant to this arrangement, Mr. Vandenberg receives an annual base salary (currently $200,000 for 1997) which is adjusted annually to reflect cost of living increases. Mr. Vandenberg may also receive a performance-based bonus for 1997 based upon a forthcoming incentive plan for Mr. Vandenberg to be approved by the Compensation Committee. Pursuant to a Salary Deferral Agreement as of March 31, 1996, Mr. Vandenberg agreed to reduce his 1996 base salary by $15,000 (the "Deferral Amount") and to defer the Company's payment of such amount until a later time as provided in such agreement. In connection with such deferral, the Company granted Mr. Vandenberg a warrant for 15,000 shares of Common Stock at a price of $0.75 per share. The number of shares issuable under the warrant will be reduced by one share for each $1.00 of the Deferral Amount repaid to Mr. Vandenberg.

         Each of the Named Executive Officers has received options to purchase Common Stock granted under the Company's 1987 Stock Option Plan and/or the Company's Amended and Restated 1990 Stock Option Plan. To the extent not already exercisable, such options generally become exercisable upon liquidation or dissolution of the Company, a sale or other disposition of all or substantially all of the Company's assets, or a merger or consolidation pursuant to which either (i) the Company does not survive, or (ii) ownership of more than 49% of the voting power of the Company's voting stock is transferred. Although no options have yet been granted under the Company's 1997 Stock Option Plan, such options are likely to be granted with similar vesting terms. In addition, the Compensation Committee of the Board of Directors has the discretion to grant "limited stock appreciation rights" with respect to options granted under the 1987 Stock Option Plan, pursuant to which, in the event of any tender offer or exchange offer by a third party for more than 20% of the Company's outstanding Common Stock, the options will automatically be canceled in return for cash payment to the optionee in an amount equal to the difference between the highest price paid per share by the acquirer in such transaction and the exercise price.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         Under rules established by the Securities and Exchange Commission, the Compensation Committee of the Board of Directors of the Company is required to provide a report explaining the rationale and considerations that led to fundamental compensation decisions affecting the Company's executive officers (including the Named Executive Officers) during the past fiscal year.

         Mr. Powell, the Company's Chairman, was appointed the Company's President and Chief Executive Officer in December 1996, and he was not compensated by the Company or its subsidiaries during fiscal 1996. Mr. Powell, and Dr. George (one of the Company's directors), are shareholders, directors and executive officers of Trivest Inc., a company that provides management services to the Company and its subsidiaries and receives compensation from the Company pursuant to the terms of a management agreement. See "Certain Relationships and Related Transactions--Amended and Restated Management Agreement."

         The Compensation Committee's general philosophy with respect to the compensation of the Company's other executive officers is to offer competitive compensation programs designed to attract and retain key executives critical to the long-term success of the Company and to recognize an individual's contribution and personal performance. Such compensation programs include a base salary and annual performance-based bonus as well as stock option plans designed to provide long-term incentives. In addition, the Compensation Committee may recommend the grant of discretionary bonuses to the Company's executive officers.

         The base salaries for Mr. Pollack, the Company's Chief Executive Officer, and Mr. Vandenberg, the Company's Chief Financial Officer, were fixed at a level which the Compensation Committee believed was competitive with amounts paid to senior executives with comparable qualifications, experience and responsibilities. The annual performance bonus formula has been structured to reward these executive officers for delivering profitable short-term performance of the Company's operating units and the Company as a whole.
Except for the bonus paid to Mr. Vandenberg, the Compensation Committee did not recommend any discretionary bonuses for any executive officers with respect to 1996, due in part to the Company's 1996 performance. The 1996 bonus for Mr. Vandenberg was recommended by the Compensation Committee notwithstanding the Company's 1996 performance, due to the Compensation Committee's belief that such bonus was appropriate due to Mr. Vandenberg's efforts to improve the Company's liquidity through debt reduction and renegotiation of the Company's loan agreements, and his efforts in connection with the implementation of the Company's restructuring plan.

                               Harold E. Berritt
                               Joseph B. Gildenhorn
                               James J. Pinto

PERFORMANCE GRAPH

         Set forth below is a line graph comparing the cumulative total shareholder return on the Company's Common Stock against the cumulative total return of the Standard & Poor's Textile-Apparel Manufacturer Index and the Russell 2000 Index for the last five fiscal years.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN*
              AMONG BISCAYNE APPAREL, INC., THE RUSSELL 2000 INDEX
                 AND THE S&P TEXTILE-APPAREL MANUFACTURER INDEX

                                    [GRAPH]

=======================================================================================
                               12/91      12/92     12/93     12/94     12/95     12/96
---------------------------------------------------------------------------------------
Biscayne Apparel, Inc.           100     171.42    257.13    285.39    123.41    123.41
---------------------------------------------------------------------------------------
Russell 2000                     100     106.45     80.48     78.83     88.53    121.63
---------------------------------------------------------------------------------------
S&P Textile-Apparel Mfg.         100     118.41    140.80    138.24    177.56    207.05
=======================================================================================


* Assumes $100 invested on 12/31/91 in stock or index and reinvestment of dividends.

DIRECTOR COMPENSATION

         The Company's standard arrangement for compensation of non-employee directors is payment of an annual retainer of $15,000, payable quarterly, and a $750 fee for each meeting of the Board attended ($500 in the case of telephonic meetings.) In addition, members of the Audit Committee and the Compensation Committee receive a $750 fee for attendance at each committee meeting ($500 in the case of telephonic meetings.) The Company reimburses all directors for their expenses in connection with their activities as directors of the Company. In 1996, the non-employee directors agreed that, with respect to 1996 only, the annual retainer would be paid to such directors as follows: (i) $3,750 paid in cash, and (ii) options to purchase 11,250 shares of Common Stock granted to each director under the Company's 1994 Stock Option Plan. Pursuant to such arrangement, each of such directors received a cash payment of $3,750 in January 1996 and were granted immediately exercisable options on March 26, 1996 to purchase 11,250 shares of Common Stock at an exercise price of $0.75 per share (the fair market value of the Company's Common Stock on the day prior to such grant).

         Each of the Company's directors participates or is eligible to participate in the Company's stock option plans, including the 1997 Stock Option Plan. Except for the grants described in the preceding paragraph, no options were granted in 1996 to any non-employee directors.

      COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

         Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company's directors and executive officers, and persons who own more than 10 percent of the Company's Common Stock, to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Common Stock. Officers, directors and greater than 10 percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

         To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and representations that no other reports were required, during the fiscal year ended December 31, 1996, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Amended and Restated Management Agreement. Trivest has rendered consulting, financial and management services to the Company, including advice and assistance with respect to acquisitions, since October 1985. Pursuant to its Amended and Restated Management Agreement, dated as of November 30, 1994 (the "Restated Management Agreement"), Trivest has agreed to (i) identify and provide the Company with a right of first refusal to acquire businesses in the apparel industry, and (ii) provide its corporate finance, strategic planning and other management expertise to the Company and its subsidiaries. If an additional industry is designated by the Company's Board of Directors, Trivest will provide the Company with a right of first refusal to acquire businesses in that industry unless Trivest then has a management, acquisition or other commitment with respect to that industry.

         The Restated Management Agreement, which expires on January 1, 1998, was entered into in connection with the Company's acquisition of M&L and provides for annual base compensation of $357,250 (adjusted annually to reflect cost of living increases). Effective January 1, 1996, the Restated Management Agreement was amended to provide that the annual base compensation payable to Trivest be reduced to $180,000 for 1996, plus a performance-based cash payment generally limited to the amount of such reduction. Total 1996 cash compensation paid by the Company to Trivest was $180,000. Trivest has agreed to continue such reduction for 1997 with a cost of living increase resulting in current 1997 base compensation of $187,380. In connection with the 1996 amendment, the Company issued Trivest a warrant to purchase 200,000 shares of Common Stock at a price of $0.75 per share. The warrant is exercisable until and expires on December 31, 2001. The number of shares issuable under the warrant will be reduced by one share for each $1.00 of the performance-based payment made to Trivest.

         In the event additional business operations are acquired by the Company, Trivest's annual base compensation will be increased by the greater of
(i) $100,000, or (ii) five percent of the projected annual earnings before interest and taxes of any such acquired business (subject to adjustment, however, in the event the Company's Board of Directors determines such amount to be inappropriate). In addition, Trivest is entitled to receive an acquisition fee of up to three percent of the purchase price for any acquisition introduced to the Company by it and approved by the Board of Directors.

         Trivest Legal Department. Trivest maintains an internal legal department which accounts for its time on an hourly basis and bills Trivest and its affiliates, including the Company, for services rendered at prevailing rates. In 1996, the Company paid Trivest $31,838 for services rendered by the Trivest legal department. The Company believes that the fees charged by the Trivest legal department in 1996 were no less favorable to the Company than fees charged by unaffiliated third parties for similar services.

         Insurance Services. Since 1986, DGP Insurance Agency, Inc. ("DGP"), a risk manager and insurance broker, has provided risk management and insurance services to affiliates of Trivest, including the Company. Messrs. George and Powell collectively own 100 percent of DGP, which is managed by an established unrelated insurance broker. DGP provides services exclusively to affiliates of Messrs. George and Powell, including the Company. For such services, DGP receives 50 percent of the commissions received by the unrelated insurance broker in connection with policies written. DGP received approximately $18,156 in commissions from the Company's 1996 insurance premiums.

         Subordinated Notes. Trivest Special Situations Fund 1985, L.P., a Delaware limited partnership, is the holder of record of $1,400,800 principal amount of the 13% Subordinated Notes due December 1999 issued by the Company in December 1989 (the "Notes"). Certain directors of the Company and their affiliates are limited partners of TSSF and/or its general partner, Trivest Associates, L.P. See "Security Ownership," Note 3. In 1996, the Company made interest payments totaling $182,104 to TSSF as a result of its ownership of its Notes.

                       APPROVAL OF BISCAYNE APPAREL, INC.
                             1997 STOCK OPTION PLAN


         The following resolution will be considered at the Annual Meeting:

                 RESOLVED, that the Company's 1997 Stock Option Plan, as adopted by the Board of Directors of the Company (subject to shareholder approval) on March 6, 1997, in the form of Appendix A of the proxy statement for the 1997 Annual Meeting of Shareholders, is hereby approved.

GENERAL

         The Company's Board of Directors adopted the Company's 1997 Stock Option Plan (the "Plan") on March 6, 1997, subject to the approval of the Company's shareholders at the 1997 Annual Meeting.

         The purpose of the Plan is to provide an additional incentive to attract and retain qualified competent persons who provide management services and upon whose efforts and judgment the success of the Company is largely dependent, through the encouragement of stock ownership in the Company by such persons. In furtherance of this purpose, the Plan authorizes, among other things, the discretionary granting of incentive or nonqualified stock options to purchase shares of the Company's Common Stock to persons selected by the administrators of the plan from the class of all regular employees of the Company (including directors and officers who are regular employees), non-employee directors, and persons who provide consulting or other services to the Company as independent contractors, which class presently consists of approximately 935 persons. The Plan also provides for loans to participants to finance the exercise of options and the payment of taxes in connection therewith, and the use of already owned shares of Common Stock as payment of the exercise price for options granted under the Plan.

         Upon approval of the plan by the shareholders at the Annual Meeting, the Company will cease granting any additional stock options under the Company's existing stock option plans. All subsequent grants of options will be made under the new Plan or other plans or arrangements that may be implemented by the Company in the future.

         One of the reasons for submitting the Plan for shareholder approval is to ensure that awards under the Plan will qualify as performance-based compensation for purposes of Section 162(m) of the Internal Revenue Code (the "Code"). That section, which became law in 1994, generally disallows a tax deduction for certain compensation over $1 million paid, or otherwise taxable, to persons named in the Summary Compensation Table and employed by the Company at the end of the year for which the deduction is claimed. Qualifying performance-based compensation is not subject to the deduction limit if certain requirements are met, including shareholder approval in the case of the Plan. Shareholder approval of the Plan will also satisfy any applicable requirements of the American Stock Exchange for shareholder approval.

         A summary of the Plan is set forth below. The full text of the Plan is annexed to this Proxy Statement as Appendix A, and the following summary is qualified in its entirety by reference to Appendix A.

SUMMARY OF PLAN

         The Plan limits the total aggregate number of options that any one person can receive under the Plan to options for 100,000 shares of Common Stock. The purpose of this limit is to help ensure that the Company's tax deductions for compensation expense under the Plan are not limited by Section 162(m) of the Code.

         The Plan and the options granted thereunder are designed and intended to be administered so that the grant of options under the Plan and transactions thereunder will comply with the requirements for exemption under Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Rule 16b-3 exempts certain transactions involving the grant and exercise of stock options under the Plan by directors, executive officers and principal shareholders of the Company from the short-swing profit recovery provisions of
Section 16 of the Exchange Act.

         The Plan provides that it shall be administered by a committee consisting of not less than two directors designated by the Board of Directors (the "Committee"), which directors shall be "outside directors" (i.e., a member of the Board who qualifies as an "outside director" under Section 162(m) of the Code and the regulations thereunder and as a "non-employee director" under Rule 16b-3). However, the Plan provides that the Board of Directors may grant options to directors who are not employees of the Company or its subsidiaries or to other persons who are eligible to receive grants under the Plan. The Board has designated its Compensation Committee to administer the Plan.

         Both the Board and the Committee have the power to determine the persons to be awarded options, the number of shares subject thereto and the exercise price and other terms thereof. In addition, both the Committee and the Board have the power and authority to construe and interpret the Plan, and the acts of the Committee or the Board are final, conclusive and binding upon all interested parties, including the Company, its shareholders, its officers and employees, recipients of grants under the plan, and all persons or entities claiming by or through such persons.

         An aggregate of 306,695 shares of Common Stock (subject to adjustment as described below) are reserved for issuance upon exercise of options granted under the Plan. The shares acquired upon exercise of options granted under the Plan will be authorized and issued shares of Common Stock. The Company's shareholders will not have any preemptive rights to purchase or subscribe for any Common Stock by reason of the reservation and issuance of Common Stock under the Plan. If any option granted under the Plan should expire or terminate for any reason other than having been exercised in full, the unpurchased shares subject to that option will again be available for purposes of the Plan.

OPTIONS GRANTED UNDER THE PLAN

         No options have been granted under the Plan as of the date of this Proxy Statement. The Company's management believes that options granted under the Plan will be awarded primarily to those persons who possess a capacity to contribute significantly to the successful performance of the Company. Because persons to whom discretionary grants of options are to be made are to be determined from time to time by the Committee or the Board in their discretion, it is impossible at this time to indicate the precise number, name or positions of persons who will hereafter receive such options or the number of shares for which options will be granted.

CERTAIN TERMS AND CONDITIONS

         All grants of options under the Plan must be evidenced by an Option Agreement between the Company and the grantee. Such agreement shall contain such terms and conditions as the Committee (or the Board) shall prescribe, consistent with the Plan, including, without limitation, the exercise price, term and any restrictions on the exercisability of the options granted. Such terms often include the automatic termination of options upon certain events, such as the death, disability or termination of employment of an optionee.

         The price per share for discretionary grants may be any price determined by the Committee (or the Board); provided, however, that in no event shall the option price of any incentive stock option be less than the fair market value per share of Common Stock on the date of grant. For purposes of the Plan, and for so long as the Company's Common Stock is listed on the American Stock Exchange, the term "fair market value" means the closing price of the Common Stock as reported on the American Stock Exchange on the business day immediately preceding the date of grant, unless the Committee or the Board shall determine otherwise in a fair and uniform manner. The closing price per share of Common Stock on April 14, 1997 as reported on the American Stock Exchange was $1.00. The exercise price of an option may be paid in cash, by certified or official bank check, by money order, by delivery of already owned shares of Common Stock having a fair market value equal to the exercise price, or by a combination of the foregoing. The Plan also authorizes the Company to make loans to optionees to enable them to exercise their options. If the exercise price is paid with the optionee's promissory note, the note must (i) provide for recourse to the optionee, (ii) bear interest at a rate no less than the prime rate of interest of the Company's principal lender, and (iii) be secured by the shares of Common Stock purchased. Cash payments will be used by the Company for general corporate purposes. Payments made in Common Stock must be made by delivery of stock certificates in negotiable form.

         Already owned shares of Common Stock may be used to pay the exercise price of an option in a single transaction or by "pyramiding" already owned shares in successive, simultaneous option exercises. In general, pyramiding permits an option holder to start with as little as one share of Common Stock and exercise an entire option to the extent then exercisable (no matter what the number of shares subject thereto). By utilizing already owned shares of Common Stock, no cash (except for fractional share adjustments) is needed to exercise an option. Consequently, the optionee would receive Common Stock equal in value to the spread between the fair market value of the shares subject to the option and the exercise price of the option. In addition, the amended Plan allows other forms of cashless exercise procedures approved by the Committee or the Board.

         Generally, options granted under the Plan are not assignable or transferable, other than by will or by the laws of descent and distribution or with the prior consent of the Committee or the Board. During the lifetime of an optionee, an option is exercisable only by the optionee. The expiration date of an option will be determined by the Committee or the Board at the time of the grant, but in no event will an option be exercisable after the expiration of 10 years from the date of grant. An option may be exercised at any time or from time to time or only after a period of time or in installments, as the Committee or the Board determines. The Committee or the Board may in its sole discretion accelerate the date on which any option may be exercised.

         Each Option Agreement shall set forth when the unexercised portion of any option granted under the Plan shall be terminated. To prevent dilution of the rights of a holder of an option, the Plan provides for appropriate adjustment of the number of shares for which options may be granted, the number of shares subject to outstanding options and the exercise price of outstanding options, in the event of any increase or decrease in the number of issued and outstanding shares of the Company's capital stock resulting from a stock dividend, recapitalization or other capital adjustment of the Company. The Committee or the Board has discretion to make appropriate antidilution adjustments to outstanding options in the event of a merger, consolidation or other reorganization of the Company or a sale or other disposition of substantially all the Company's assets.

         The Plan will expire on March 6, 2007, and any option outstanding on such date will remain outstanding until it expires or is exercised. The Committee or the Board may amend the Plan or any option at any time, provided that such amendment may not substantially impair the rights of an optionee under an outstanding option without the optionee's consent. Any such amendment shall be subject to shareholder approval if necessary under any federal law or state law or regulation (including, without limitation, Rule 16b-3 or to comply with Section 162(m) of the Code) or under the rules of any stock exchange or automated quotation system on which the Common Stock may be listed or traded.

FEDERAL INCOME TAX CONSEQUENCES

         The Plan is not qualified under the provisions of Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code"), nor is it subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended.

         Nonqualified Stock Options. An optionee granted a nonqualified stock option under the Plan will generally recognize, at the date of exercise of such option, ordinary income equal to the difference between the exercise price and the fair market value of the shares purchased pursuant to the exercise of the option. This taxable ordinary income will be subject to Federal income tax withholding, and the Company will be entitled to a deduction for Federal income tax purposes equal to the amount of ordinary income recognized by the optionee, provided that such amount constitutes an ordinary and necessary business expense to the Company and is reasonable, and either the employee includes that amount in his income or the Company timely satisfies its reporting requirements with respect to that amount.

         If an optionee exercises a nonqualified stock option by delivering shares of the Company's Common Stock, the optionee will not recognize gain or loss with respect to the exchange of such shares, even if their then fair market value is different from the optionee's tax basis. The optionee, however, will be taxed as described above with respect to the exercise of the nonqualified stock option as if he had paid the exercise price in cash, and the Company likewise generally will be entitled to an equivalent tax deduction. Provided a separate identifiable stock certificate is issued therefor, the optionee's tax basis in that number of shares received on such exercise which is equal to the number of shares surrendered on such exercise will be equal to his tax basis in the shares surrendered, and his holding period for such number of shares received will include his holding period for the shares surrendered. The optionee's tax basis and holding period for the additional shares received on exercise of a nonqualified stock option paid for, in whole or in part, with shares will be the same as if the optionee had exercised the nonqualified stock option solely for cash.

         Incentive Stock Options. The Plan provides for the grant of stock options that qualify as "incentive stock options" as defined in Section 422 of the Code. Under the Code, an optionee generally is not subject to ordinary income tax upon the grant or exercise of an incentive stock option. However, an employee who exercises an incentive stock option by delivering shares of common stock previously acquired pursuant to the exercise of an incentive stock option is treated as making a "Disqualifying Disposition" (as defined below) of such shares if the employee delivers such shares before the expiration of the holding period applicable to such shares. The applicable holding period is the longer of two years from the date of grant or one year from the date of exercise. The effect of this provision is to prevent "pyramiding" the exercise of an incentive stock option (i.e., the exercise of the incentive stock option for one share and the use of that share to make successive exercises of the incentive stock option until it is completely exercised) without the imposition of current income tax.

         If, subsequent to the exercise of an incentive stock option (whether paid for in cash or in shares), the optionee holds the shares received upon exercise for a period that exceeds (a) two years from the date such incentive stock option was granted or, if later, (b) one year from the date of exercise (the "Required Holding Period"), the difference (if any) between the amount realized from the sale of such shares and their tax basis to the holder will be taxed as long-term capital gain or loss.

         In general, if, after exercising an incentive stock option, an employee disposes of the shares so acquired before the end of the Required Holding Period (a "Disqualifying Disposition"), such optionee would be deemed in receipt of ordinary income in the year of the Disqualifying Disposition in an amount equal to the excess of the fair market value of the shares at the date the incentive stock option was exercised over the exercise price. If the Disqualifying Disposition is a sale or exchange that would permit a loss to be recognized under the Code (were a loss in fact to be sustained), and the sales proceeds are less than the fair market value of the shares on the date of exercise, the optionee's ordinary income would be limited to the gain (if any) from the sale. If the amount realized upon disposition exceeds the fair market value of the shares on the date of exercise, the excess would be treated as short-term or long- term capital gain, depending on whether the holding period for such shares exceeded one year.

         The amount by which the fair market value of the shares of Common Stock acquired pursuant to the exercise of an incentive stock option exceeds the exercise price of such shares under such option generally will be treated as an item of adjustment included in the optionee's alternative minimum taxable income for purposes of the alternative minimum tax for the year in which the option is exercised. If, however, there is a Disqualifying Disposition of the shares in the year in which the option is exercised, there will be no item of adjustment for purposes of the alternative minimum tax as a result of the exercise of the option with respect to those shares. If there is a Disqualifying Disposition in a year after the year of exercise, the income on the Disqualifying Disposition will not be considered income for purposes of the alternative minimum tax in that subsequent year. The optionee's tax basis for shares acquired pursuant to the exercise of an incentive stock option will be increased for purposes of determining his alternative minimum tax by the amount of the item of adjustment recognized with respect to such shares in the year the option was exercised.

         Only employees of the Company or its subsidiaries qualify for the tax treatment applicable to incentive stock options. Thus, optionees who are non-employee advisors or consultants to the Company will be taxed solely under the rules applicable to nonqualified stock options.

         An income tax deduction is not allowed to the Company with respect to the grant or exercise of an incentive stock option or the disposition, after the Required Holding period, of shares acquired upon exercise. In the event of a Disqualifying Disposition, a Federal income tax deduction will be allowed to the Company in an amount equal to the ordinary income to be recognized by the optionee, provided that such amount constitutes an ordinary and necessary business expense to the Company and is reasonable, and either the employee includes that amount in his income or the Company timely satisfies its reporting requirements with respect to that amount.

         Importance of Consulting Tax Adviser. The information set forth above is a summary only and does not purport to be complete. In addition, the information is based upon current federal income tax rules and therefore is subject to change when those rules change. Moreover, because the tax consequences to any optionee may depend on his or her particular situation, each optionee should consult his or her tax adviser as to the Federal, state, local and other tax consequences of the grant or exercise of an option or the disposition of Common Stock acquired on exercise of an option.

VOTE REQUIRED AND RECOMMENDATION

         The affirmative vote of a majority of the votes cast by the holders of Common Stock will be required for approval of the Plan at the Annual Meeting.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE COMPANY'S 1997 STOCK OPTION PLAN.


                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

         The Company's independent public accountants for the year ended December 31, 1996 were and for 1997 will be the firm of Coopers & Lybrand L.L.P. It is not expected that representatives of such firm will attend the Annual Meeting.


                                 OTHER BUSINESS

         The Board knows of no other business to be brought before the Annual Meeting. If, however, any other business should properly come before the Annual Meeting, the persons named in the accompanying proxy will vote proxies as in their discretion they may deem appropriate, unless they are directed by a proxy to do otherwise.

                  INFORMATION CONCERNING SHAREHOLDER PROPOSALS

         Pursuant to Rule 14a-8 promulgated by the Securities and Exchange Commission, a shareholder intending to present a proposal to be presented at the 1998 Annual Meeting of Shareholders must deliver a proposal in writing to the Company's principal executive offices on or before December 26, 1997.

                                          By Order Of The Board Of Directors


                                          /s/ PETER W. KLEIN

                                          Peter W. Klein
                                          Secretary

Clifton, New Jersey
April 25, 1997

                                                                      APPENDIX A

                            ----------------------

                            BISCAYNE APPAREL, INC.
                            1997 STOCK OPTION PLAN

                            ----------------------

         1. Purpose. The purpose of this Plan is to advance the interests of Biscayne Apparel, Inc., a Florida corporation (the "Company"), and its Subsidiaries by providing an additional incentive to attract and retain qualified and competent persons who provide services to the Company and its Subsidiaries, and upon whose efforts and judgment the success of the Company and its Subsidiaries is largely dependent, through the encouragement of stock ownership in the Company by such persons.

         2. Definitions. As used herein, the following terms shall have the meaning indicated:

                 (a) "Board" shall mean the Board of Directors of the Company.

                 (b) "Committee" shall mean the committee appointed by the Board pursuant to Section 13(a) hereof.

                 (c) "Common Stock" shall mean the Company's Common Stock, par value $.01 per share.

                 (d)      "Director" shall mean a member of the Board.

                 (e) "Fair Market Value" of a Share on any date of reference shall mean the "Closing Price" (as defined below) of the Common Stock on the business day immediately preceding such date, unless the Committee in its sole discretion shall determine otherwise in a fair and uniform manner.
For the purpose of determining Fair Market Value, the "Closing Price" of the Common Stock on any business day shall be (i) if the Common Stock is listed or admitted for trading on any United States national securities exchange, or if actual transactions are otherwise reported on a consolidated transaction reporting system, the last reported sale price of Common Stock on such exchange or reporting system, as reported in any newspaper of general circulation, (ii) if the Common Stock is quoted on the National Association of Securities Dealers Automated Quotations System ("NASDAQ"), or any similar system of automated dissemination of quotations of securities prices in common use, the last reported sale price of Common Stock on such system or, if sales prices are not reported, the mean between the closing high bid and low asked quotations for such day of Common Stock on such system, as reported in any newspaper of general circulation or (iii) if neither clause (i) or (ii) is applicable, the mean between the high bid and low asked quotations for the Common Stock as reported by the National Quotation Bureau, Incorporated if at least two securities dealers have inserted both bid and asked quotations for Common Stock on at least five of the ten preceding days. If neither (i), (ii), or (iii) above is applicable, then Fair Market Value shall be determined in good faith by the Committee or the Board in a fair and uniform manner.

                 (f) "Incentive Stock Option" shall mean an incentive stock option as defined in Section 422 of the Internal Revenue Code.

                 (g) "Internal Revenue Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

                 (h) "Non-Qualified Stock Option" shall mean an Option which is not an Incentive Stock Option.

                 (i) "Officer" shall mean the Company's Chairman of the Board, President, Chief Executive Officer, principal financial officer, principal accounting officer, any vice-president of the Company in charge of a principal business unit, division or function (such as sales, administration or finance), any other officer who performs a policy- making function, or any other person who performs similar policy-making functions for the Company. Officers of Subsidiaries shall be deemed Officers of the Company if they perform such policy-making functions for the Company. As used in this paragraph, the phrase "policy-making function" does not include policy-making functions that are not significant. If pursuant to Item 401(b) of Regulation S-K (17 C.F.R. Section 229.401(b)) the Company identifies a person as an "executive officer," the person so identified shall be deemed an "Officer" even though such person may not otherwise be an "Officer" pursuant to the foregoing provisions of this paragraph.

                 (j) "Option" (when capitalized) shall mean any option granted under this Plan.

                 (k) "Optionee" shall mean a person to whom a stock option is granted under this Plan or any person who succeeds to the rights of such person under this Plan by reason of the death of such person.

                 (l) "Outside Director" shall mean a member of the Board who qualifies as an "outside director" under Section 162(m) of the Internal Revenue Code and the regulations thereunder and as a "Non-Employee Director" under Rule 16b-3 promulgated under the Securities Exchange Act.

                 (m) "Plan" shall mean this 1997 Stock Option Plan for the Company.

                 (n) "Securities Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

                 (o)      "Share" shall mean a share of Common Stock.

                 (p) "Subsidiary" shall mean any corporation (other than the Company) in any unbroken chain of corporations beginning with the Company if, at the time of the granting of the Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

         3. Shares Available for Option Grants. The Committee or the Board may grant to Optionees from time to time Options to purchase an aggregate of up to Three Hundred Six Thousand Six Hundred Ninety-Five (306,695) Shares from the Company's authorized and unissued Shares. If any Option granted under the Plan shall terminate, expire, or be canceled or surrendered as to any Shares, new Options may thereafter be granted covering such Shares.

         4.      Incentive and Non-Qualified Options.

                 (a) An Option granted hereunder shall be either an Incentive Stock Option or a Non-Qualified Stock Option as determined by the Committee or the Board at the time of grant of such Option and shall clearly state whether it is an Incentive Stock Option or a Non-Qualified Stock Option. All Incentive Stock Options shall be granted within 10 years from the effective date of this Plan. Incentive Stock Options may not be granted to any person who is not an employee of the Company or any Subsidiary.

                 (b) Options otherwise qualifying as Incentive Stock Options hereunder will not be treated as Incentive Stock Options to the extent that the aggregate fair market value (determined at the time the Option is granted) of the Shares, with respect to which Options meeting the requirements of Section 422(b) of the Internal Revenue Code are exercisable for the first time by any individual during any calendar year (under all plans of the Company and its parent and subsidiary corporations as defined in Section 424 of the Internal Revenue Code), exceeds $100,000.

         5.      Conditions for Grant of Options.

                 (a) Each Option shall be evidenced by an option agreement that may contain any term deemed necessary or desirable by the Committee or the Board, provided such terms are not inconsistent with this Plan or any applicable law. Optionees shall be (i) those persons selected by the Committee or the Board from the class of all regular employees of , or persons who provide consulting or other services as independent contractors to, the Company or its Subsidiaries, including Directors and Officers who are regular employees, and (ii) Directors or Officers who are not employees of the Company or of any Subsidiaries. Any person who files with the Committee or the Board, in a form satisfactory to the Committee or the Board, a written waiver of eligibility to receive any Option under this Plan shall not be eligible to receive any Option under this Plan for the duration of such waiver.

                 (b) In granting Options, the Committee or the Board shall take into consideration the contribution the person has made to the success of the Company or its Subsidiaries and such other factors as the Committee or the Board shall determine. The Committee or the Board shall also have the authority to consult with and receive recommendations from officers and other personnel of the Company and its Subsidiaries with regard to these matters.
The Committee or the Board may from time to time in granting Options under the Plan prescribe such other terms and conditions concerning such Options as it deems appropriate, including, without limitation, (i) prescribing the date or dates on which the Option becomes exercisable, (ii) providing that the Option rights accrue or become exercisable in installments over a period of years, or upon the attainment of stated goals or both, or (iii) relating an Option to the continued employment of the Optionee for a specified period of time, provided that such terms and conditions are not more favorable to an Optionee than those expressly permitted herein.

                 (c) The Options granted to employees under this Plan shall be in addition to regular salaries, pension, life insurance or other benefits related to their employment with the Company or its Subsidiaries. Neither the Plan nor any Option granted under the Plan shall confer upon any person any right to employment or continuance of employment by the Company or its Subsidiaries.

                 (d) Notwithstanding any other provision of this Plan, an Incentive Stock Option shall not be granted to any person owning directly or indirectly (through attribution under Section 424(d) of the Internal Revenue
Code) at the date of grant, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (or of its parent or subsidiary corporation [as defined in Section 424 of the Internal Revenue Code] at the date of grant) unless the option price of such Option is at least 110% of the Fair Market Value of the Shares subject to such Option on the date the Option is granted, and such Option by its terms is not exercisable after the expiration of five years from the date such Option is granted.

                 (e) Notwithstanding any other provision of this Plan, and in addition to any other requirements of this Plan, the aggregate number of Options granted to any one Optionee may not exceed 100,000 subject to adjustment as provided in Section 10 hereof.

         6. Option Price. The option price per Share of any Option shall be any price determined by the Committee or the Board but shall not be less than the par value per Share; provided, however, that in no event shall the option price per Share of any Incentive Stock Option be less than the Fair Market Value of the Shares underlying such Option on the date such Option is granted.

         7.      Exercise of Options.  An Option shall be deemed exercised when
(i) the Company has received written notice of such exercise in accordance with the terms of the Option, (ii) full payment of the aggregate option price of the Shares as to which the Option is exercised has been made, and (iii) arrangements that are satisfactory to the Committee or the Board in its sole discretion have been made for the Optionee's payment to the Company of the amount that is necessary for the Company or Subsidiary employing the Optionee to withhold in accordance with applicable Federal or state tax withholding requirements. Unless further limited by the Committee or the Board in any Option, and subject to such guidelines as the Committee or the Board may establish, the option price of any Shares purchased shall be paid (1) in cash,
(2) by certified or official bank check, (3) by money order, (4) with Shares,
(5) by the withholding of Shares issuable upon exercise of the Option or by any other form of cashless exercise procedure approved by the Committee or the Board , or (6) in such other consideration as the Committee or the Board deems appropriate, or by a combination of the above. The Committee or the Board in its sole discretion may accept a personal check in full or partial payment of any Shares. If the exercise price is paid in whole or in part with Shares, or through the withholding of Shares issuable upon exercise of the Option, the value of the Shares surrendered or withheld shall be their Fair Market Value on the date the Option is exercised. The Company in its sole discretion may, on an individual basis or pursuant to a general program established in connection with this Plan, lend money to an Optionee, guarantee a loan to an Optionee, or otherwise assist an Optionee to obtain the cash necessary to exercise all or a portion of an Option granted hereunder or to pay any tax liability of the Optionee attributable to such exercise. If the exercise price is paid in whole or part with Optionee's promissory note, such note shall (i) provide for full recourse to the maker, (ii) be collateralized by the pledge of the Shares that the Optionee purchases upon exercise of such Option, (iii) bear interest at the prime rate of the Company's principal lender, and (iv) contain such other terms as the Board in its sole discretion shall reasonably require. No Optionee shall be deemed to be a holder of any Shares subject to an Option unless and until a stock certificate or certificates for such Shares are issued to such person(s) under the terms of this Plan. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as expressly provided in
Section 10 hereof.

         8. Exercisability of Options. Any Option shall become exercisable in such amounts, at such intervals and upon such terms as the Committee or the Board shall provide in such Option, except as otherwise provided in this
Section 8.

                 (a) The expiration date of an Option shall be determined by the Committee at the time of grant, but in no event shall an Option be exercisable after the expiration of 10 years from the date on which the Option is granted.

                 (b) The Committee or the Board may in its sole discretion accelerate the date on which any Option may be exercised and may accelerate the vesting of any Shares subject to any Option or previously acquired by the exercise of any Option.

         9. Termination of Option Period. The unexercised portion of any Option shall automatically and without notice terminate and become null and void at those times determined by the Committee or the Board and set forth in the option agreement that evidences the Option.

         10.     Adjustment of Shares.

                 (a) If at any time while the Plan is in effect or unexercised Options are outstanding, there shall be any increase or decrease in the number of issued and outstanding Shares through the declaration of a stock dividend or through any recapitalization resulting in a stock split-up, combination or exchange of Shares, then and in such event:

                 (i) appropriate adjustment shall be made in the maximum number of Shares available for grant under the Plan, or available for grant to any person under the Plan, so that the same percentage of the Company's issued and outstanding Shares shall continue to be subject to being so optioned; and

                 (ii) appropriate adjustment shall be made in the number of Shares and the exercise price per Share thereof then subject to any outstanding Option, so that the same percentage of the Company's issued and outstanding Shares shall remain subject to purchase at the same aggregate exercise price.

                 (b) Unless otherwise provided in any Option, the Committee or the Board may change the terms of Options outstanding under this Plan, with respect to the option price or the number of Shares subject to the Options, or both, when, in the Committee's or Board's sole discretion, such adjustments become appropriate so as to preserve but not increase benefits under the Plan.

                 (c) Except as otherwise expressly provided herein, the issuance by the Company of shares of its capital stock of any class, or securities convertible into shares of capital stock of any class, either in connection with a direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made to, the number of or exercise price for Shares then subject to outstanding Options granted under the Plan.

                 (d) Without limiting the generality of the foregoing, the existence of outstanding Options granted under the Plan shall not affect in any manner the right or power of the Company to make, authorize or consummate (i) any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business; (ii) any merger or consolidation of the Company; (iii) any issue by the Company of debt securities, or preferred or preference stock that would rank above the Shares subject to outstanding Options; (iv) the dissolution or liquidation of the Company; (v) any sale, transfer or assignment of all or any part of the assets or business of the Company; or (vi) any other corporate act or proceeding, whether of a similar character or otherwise.

         11.     Transferability of Options and Shares.

                 (a) No Incentive Stock Option, and unless the prior written consent of the Committee or the Board is obtained and the transaction does not violate the requirements of Rule 16b-3 promulgated under the Securities Exchange Act no Non-Qualified Stock Option, shall be subject to alienation, assignment, pledge, charge or other transfer other than by the Optionee by will or the laws of descent and distribution, and any attempt to make any such prohibited transfer shall be void. Each Option shall be exercisable during the Optionee's lifetime only by the Optionee, or in the case of a Non-Qualified Stock Option that has been assigned or transferred with the prior written consent of the Committee or the Board, only by the permitted assignee.

                 (b) Unless the prior written consent of the Committee or the Board is obtained and the transaction does not violate the requirements of Rule 16b-3 promulgated under the Securities Exchange Act, no Shares acquired by an Officer or Director pursuant to the exercise of an Option may be sold, assigned, pledged or otherwise transferred prior to the expiration of the six-month period following the date on which the Option was granted.

         12.     Issuance of Shares.

                 (a) Notwithstanding any other provision of this Plan, the Company shall not be obligated to issue any Shares unless it is advised by counsel of its selection that it may do so without violation of the applicable Federal and State laws pertaining to the issuance of securities, and may require any stock so issued to bear a legend, may give its transfer agent instructions, and may take such other steps, as in its judgment are reasonably required to prevent any such violation.

                 (b) As a condition to any sale or issuance of Shares upon exercise of any Option, the Committee or the Board may require such agreements or undertakings as the Committee or the Board may deem necessary or advisable to facilitate compliance with any applicable law or regulation including, but not limited to, the following:

                 (i) a representation and warranty by the Optionee to the Company, at the time any Option is exercised, that he is acquiring the Shares to be issued to him for investment and not with a view to, or for sale in connection with, the distribution of any such Shares; and

                 (ii) a representation, warranty and/or agreement to be bound by any legends endorsed upon the certificate(s) for such Shares that are, in the opinion of the Committee or the Board, necessary or appropriate to facilitate compliance with the provisions of any securities laws deemed by the Committee or the Board to be applicable to the issuance and transfer of such Shares.

         13.     Administration of the Plan.

                 (a) The Plan shall be administered by a committee appointed by the Board (the "Committee") which shall be composed of two or more Directors all of whom shall be Outside Directors. The membership of the Committee shall be constituted so as to comply at all times with the applicable requirements of Rule 16b-3 promulgated under the Securities Exchange Act and
Section 162(m) of the Internal Revenue Code. The Committee shall serve at the pleasure of the Board and shall have the powers designated herein and such other powers as the Board may from time to time confer upon it.

                 (b) The Board may grant Options pursuant to this Plan to Directors who are not employees of the Company or any Subsidiary and/or other persons to whom Options may be granted under Section 5(a) hereof.

                 (c) The Committee or the Board, from time to time, may adopt rules and regulations for carrying out the purposes of the Plan. The determinations by the Committee or the Board, and the interpretation and construction of any provision of the Plan or any Option by the Committee or the Board, shall be final and conclusive.

                 (d) Any and all decisions or determinations of the Committee shall be made either (i) by a majority vote of the members of the Committee at a meeting or (ii) without a meeting by the unanimous written approval of the members of the Committee.

         14. Withholding or Deduction for Taxes. If at any time specified herein for the making of any issuance or delivery of any Option or Common Stock to any Optionee or beneficiary, any law or regulation of any governmental authority having jurisdiction in the premises shall require the Company to withhold, or to make any deduction for, any taxes or take any other action in connection with the issuance or delivery then to be made, such issuance or delivery shall be deferred until such withholding or deduction shall have been provided for by the Optionee or beneficiary, or other appropriate action shall have been taken.

         15.     Interpretation.

                 (a) As it is the intent of the Company that the Plan comply in all respects with Rule 16b-3 promulgated under the Securities Exchange Act ("Rule 16b-3"), any ambiguities or inconsistencies in construction of the Plan shall be interpreted to give effect to such intention, and if any provision of the Plan is found not to be in compliance with Rule 16b-3, such provision shall be deemed null and void to the extent required to permit the Plan to comply with Rule 16b-3. The Committee or the Board may from time to time adopt rules and regulations under, and amend, the Plan in furtherance of the intent of the foregoing.

                 (b) The Plan shall be administered and interpreted so that all Incentive Stock Options granted under the Plan will qualify as Incentive Stock Options under section 422 of the Internal Revenue Code. If any provision of the Plan should be held invalid for the granting of Incentive Stock Options or illegal for any reason, such determination shall not affect the remaining provisions hereof, but instead the Plan shall be construed and enforced as if such provision had never been included in the Plan.

                 (c) This Plan shall be governed by the laws of the State of Florida.

                 (d) Headings contained in this Plan are for convenience only and shall in no manner be construed as part of this Plan.

                 (e) Any reference to the masculine, feminine, or neuter gender shall be a reference to such other gender as is appropriate.

         16. Amendment and Discontinuation of the Plan. The Committee or the Board may from time to time amend, suspend or terminate the Plan or any Option; provided, however, that, any amendment to the Plan shall be subject to the approval of the Company's shareholders if such shareholder approval is required by any federal or state law or regulation (including, without limitation, Rule 16b-3 or to comply with Section 162(m) of the Internal Revenue
Code) or the rules of any Stock exchange or automated quotation system on which the Common Stock may then be listed or traded. Except to the extent provided in Sections 9 and 10 hereof, no amendment, suspension or termination of the Plan or any Option issued hereunder shall substantially impair the rights or benefits of any Optionee pursuant to any Option previously granted without the consent of the Optionee.

         17. Effective Date and Termination Date. The effective date of the Plan is March 6, 1997, the date on which the Board adopted this Plan, and the Plan shall terminate on the tenth anniversary of such adoption.

                                FORM OF PROXY

                           BISCAYNE APPAREL, INC.

 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY


  The undersigned, a shareholder of BISCAYNE APPAREL, INC., a Florida corporation (the "Company"), hereby appoints Earl W. Powell and Phillip T. George M.D., and each of them, as proxies for the undersigned, each with full power of substitution, and hereby authorizes them to represent and to vote, as designated on the reverse, all shares of stock of the Company held of record by the undersigned at the close of business on April 14, 1997 at the Annual Meeting of Shareholders of the Company to be held at the Grand Bay Office Plaza, 2665 South Bayshore Drive, Suite 800, Miami, Florida, on June 4, 1997 at 9:00 a.m., local time, and at any adjournments thereof.

                             (See reverse side)

[X]  PLEASE MARK YOUR
     VOTES AS IN THE
     EXAMPLE


         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH PROPOSAL:



1.   ELECTION OF DIRECTORS            VOTE FOR
                              all nominees listed at right
                                accept authority to vote        AUTHORITY TO
                              withheld from the following       VOTE WITHHELD
                                   nominees (if any)          from all nominees

                                          [ ]                        [ ]

INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list at right:

NOMINEES:   Harold E. Bendit
            Phillip T. George, M.D.
            Joseph B. Gildenhorn
            Kurt C. Gutfreund
            R. Stephen Leffer
            James J. Pinto
            Earl W. Powell
            Peter Vandenberg, Jr.


2.   Approval of the adoption of the Company's 1997 Stock Option Plan.

             FOR        AGAINST         ABSTAIN

             [ ]          [ ]             [ ]


3. Upon such other matters as may properly come before such Annual Meeting or any adjournments thereof. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting and any Adjournments thereof.


THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" ALL OF THE PROPOSALS.

  The undersigned hereby acknowledges receipt of (1) the Notice of Annual Meeting for the 1997 Annual Meeting, (2) the Proxy Statement, and (3) the 1996 Annual Report to Shareholders.

PLEASE MARK, SIGN, DATE AND MAIL THIS PROXY PROMPTLY USING THE ENVELOPE PROVIDED. NO POSTAGE NECESSARY IF MAILED IN THE UNITED STATES.



SIGNATURE                                                    DATE
         ----------------------------------------------------    --------------



SIGNATURE                                                    DATE
         ----------------------------------------------------    --------------

IMPORTANT: Please sign exactly as your name appears hereon and mail it promptly even though you now plan to attend the meeting. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. When shares are held by joint tenants, both should sign. If a corporation, please sign in full corporate name by president or other authorized officer.
If a partnership, please sign in partnership name by authorized person.